Exhibit 99.1
ZENDESK ANNOUNCES FOURTH QUARTER AND FULL FISCAL YEAR 2018 RESULTS

Highlights:

•	Fourth quarter revenue increased 41% year over year to $172.2 million

•	Fourth quarter GAAP operating loss of $36.5 million and non-GAAP operating income of $4.8 million

•	Full year 2018 revenue increased 39% year over year to $598.7 million

•	Full year 2018 GAAP operating loss of $137.9 million and non-GAAP operating income of $3.5 million

•	Thomas Szkutak, former Amazon.com chief financial officer, joins board of directors
SAN FRANCISCO – February 5, 2019 – Zendesk, Inc. (NYSE: ZEN) today reported financial results for the fiscal quarter and full fiscal year ended December 31, 2018, and announced the appointment of former Amazon.com chief financial officer Thomas Szkutak to its board of directors.

A Shareholder Letter with more commentary on the results is available on the Zendesk investor relations website at https://investor.zendesk.com. All results and guidance are based on the revenue recognition standard ASC 606.

Results for the Fourth Quarter 2018
Revenue was $172.2 million for the quarter ended December 31, 2018, an increase of 41% over the prior year period. GAAP net loss for the quarter ended December 31, 2018 was $33.3 million, and GAAP net loss per share (basic and diluted) was $0.31. Non-GAAP net income was $11.2 million, and non-GAAP net income per share (basic) was $0.10, and non-GAAP net income per share (diluted) was $0.10 . Non-GAAP net income excludes approximately $36.9 million in share-based compensation and related expenses (including $3.6 million of employer tax related to employee stock transactions and $0.4 million of amortization of share-based compensation capitalized in internal-use software), $6.1 million of amortization of debt discount and issuance costs, $2.2 million of acquisition-related expenses, and $2.2 million of amortization of purchased intangibles. GAAP net loss per share for the quarter ended December 31, 2018 was based on 107.4 million weighted average shares outstanding (basic and diluted), and non-GAAP net income per share for the quarter ended December 31, 2018 was based on 107.4 million weighted average shares outstanding (basic) and 113.7 million weighted average shares outstanding (diluted).

Results for the Full Fiscal Year 2018
Revenue was $598.7 million for the year ended December 31, 2018, an increase of 39% over the prior year period. GAAP net loss for the year ended December 31, 2018 was $131.1 million, and GAAP net loss per share (basic and diluted) was $1.24. Non-GAAP net income was $23.0 million, non-GAAP net income per share (basic) was $0.22, and non-GAAP net income per share (diluted) was $0.21. Non-GAAP net income excludes approximately $129.9 million in share-based compensation and related expenses (including $8.9 million of employer tax related to employee stock transactions and $1.5 million of amortization of share-based compensation capitalized in internal-use software), $18.8 million of amortization of debt discount and issuance costs, $6.8 million of acquisition-related expenses, and $4.8 million of amortization of purchased intangibles. GAAP net loss per share for the year ended December 31, 2018 was based on 105.6 million weighted average shares outstanding (basic and diluted), and non-GAAP net income per share for the year ended December 31, 2018 was based on 105.6 million weighted average shares outstanding (basic) and 111.7 million weighted average shares outstanding (diluted).

Appointment of Thomas Szkutak to Board of Directors

Zendesk appointed Thomas Szkutak to its board of directors, effective January 31, 2019. Tom was previously the senior vice president and chief financial officer of Amazon.com, Inc. from October 2002 to June 2015. He currently serves as a member of the board of directors of Intuit Inc. and athenahealth, Inc. Szkutak also serves as an advisor and operating partner of Advent International, a global private equity firm.

“Tom knows firsthand how to manage and scale a high-growth company,” said Mikkel Svane, Zendesk chief executive officer, chairman and founder. “Together with our diverse and talented board, he will use his experience to help guide us to become a multibillion-dollar revenue company over the long-term.”

“I’m proud to be joining at a time when Zendesk has major opportunities ahead of it,” Szkutak said. “With the launch of its open and flexible CRM platform, Zendesk is well-positioned to move upmarket and into the broader customer experience and CRM market.”

Outlook
As of February 5, 2019, Zendesk provided guidance for the quarter ending March 31, 2019 and for the year ending December 31, 2019.

For the quarter ending March 31, 2019, Zendesk expects to report:

•	Revenue in the range of $178.0 - 180.0 million

•
GAAP operating income (loss) in the range of $(44.0) - (42.0) million, which includes share-based compensation and related expenses of approximately $38.2 million, amortization of purchased intangibles of approximately $2.2 million, and acquisition-related expenses of approximately $1.6 million

•
Non-GAAP operating income (loss) of $(2.0) - 0.0 million, which excludes share-based compensation and related expenses of approximately $38.2 million, amortization of purchased intangibles of approximately $2.2 million, and acquisition-related expenses of approximately $1.6 million

•	Approximately 108.7 million weighted average shares outstanding (basic)

•	Approximately 117.2 million weighted average shares outstanding (diluted)

For the full year ending December 31, 2019, Zendesk expects to report:

•	Revenue in the range of $795.0 - 805.0 million

•
GAAP operating income (loss) in the range of $(154.0) - (149.0) million, which includes share-based compensation and related expenses of approximately $154.2 million, amortization of purchased intangibles of approximately $8.8 million, and acquisition-related expenses of approximately $4.0 million

•
Non-GAAP operating income of $13.0 - 18.0 million, which excludes share-based compensation and related expenses of approximately $154.2 million, amortization of purchased intangibles of approximately $8.8 million, and acquisition-related expenses of approximately $4.0 million

•	Approximately 110.7 million weighted average shares outstanding (basic)

•	Approximately 119.3 million weighted average shares outstanding (diluted)

•	Free cash flow in the range of $55.0 - 65.0 million

We have not reconciled free cash flow guidance to net cash from operating activities for the full year 2019 because we do not provide guidance on the reconciling items between net cash from operating activities and free cash flow, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our free cash flow and, accordingly, a reconciliation of net cash from operating activities to free cash flow for the full year 2019 is not available without unreasonable effort.

Zendesk’s estimates of share-based compensation and related expenses, amortization of purchased intangibles, acquisition-related expenses, weighted average shares outstanding, and free cash flow in future periods assume, among other things, the occurrence of no additional acquisitions, investments or restructurings, and no further revisions to share-based compensation and related expenses.

Shareholder Letter and Conference Call Information

The detailed Shareholder Letter is available at https://investor.zendesk.com and Zendesk will host a conference call to answer questions today, February 5, 2019, at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time. A live webcast of the conference call will be available at https://investor.zendesk.com. The conference call can also be accessed by dialing 833-287-0801, or +1 647-689-4460 (outside the U.S. and Canada). The conference ID is 2737549. A replay of the call via webcast will be available at https://investor.zendesk.com or by dialing 800-585-8367 or +1 416-621-4642 (outside the U.S. and Canada) and entering passcode 2737549. The dial-in replay will be available until the end of day February 7, 2019. The webcast replay will be available for 12 months.

About Zendesk

The best customer experiences are built with Zendesk. Zendesk’s powerful and flexible customer service and engagement platform scales to meet the needs of any business, from startups and small businesses to growth companies and enterprises. Zendesk serves businesses across a multitude of industries, with more than 125,000 paid customer accounts offering service and support in more than 30 languages. Headquartered in San Francisco, Zendesk operates worldwide with 16 offices in North America, Europe, Asia, Australia, and South America. Learn more at www.zendesk.com.

 Forward-Looking Statements

This press release contains forward-looking statements, including, among other things, statements regarding Zendesk’s future financial performance, its continued investment to grow its business, and progress toward its long-term financial objectives. Words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectation or intent regarding Zendesk’s financial results, operations, and other matters are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Zendesk’s actual results, performance, or achievements to differ materially, including (i) adverse changes in general economic or market conditions; (ii) Zendesk’s ability to adapt its products to changing market dynamics and customer preferences or achieve increased market acceptance of its products; (iii) Zendesk’s ability to effectively expand its sales capabilities; (iv) Zendesk’s ability to effectively market and sell its products to larger enterprises; (v) Zendesk’s expectation that the future growth rate of its revenues will decline, and that, as its costs increase, Zendesk may not be able to generate sufficient revenues to achieve or sustain profitability; (vi) the intensely competitive market in which Zendesk operates and the difficulty that Zendesk may have in competing effectively; (vii) Zendesk’s ability to introduce and market new products and to support its products on a shared services platform; (viii) Zendesk’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; (ix) Zendesk’s ability to effectively manage its growth and organizational change, including its international expansion strategy; (x) potential breaches in Zendesk’s security measures or unauthorized access to its customers’ data; (xi) Zendesk's ability to comply with privacy and data security regulations; (xii) the development of the market for software as a service business software applications; (xiii) potential service interruptions or performance problems associated with Zendesk’s technology and infrastructure; (xiv) real or perceived errors, failures, or bugs in its products; (xv) Zendesk’s substantial reliance on its customers renewing their subscriptions and purchasing additional subscriptions; and (xvi) Zendesk’s ability to accurately forecast expenditures on third-party managed hosting services.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Zendesk’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Zendesk makes with the Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K for the year ended December 31, 2018.

Forward-looking statements represent Zendesk’s management’s beliefs and assumptions only as of the date such statements are made. Zendesk undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
		*As adjusted		*As adjusted
Revenue	$172,245	$121,916	$598,746	$430,165
Cost of revenue	51,048	34,958	181,255	127,422
Gross profit	121,197	86,958	417,491	302,743
Operating expenses:
Research and development	45,142	30,779	160,260	115,291
Sales and marketing	82,890	60,854	291,668	211,918
General and administrative	29,682	22,177	103,491	81,680
Total operating expenses	157,714	113,810	555,419	408,889
Operating loss	(36,517)	(26,852)	(137,928)	(106,146)
Other income (expense), net:
Interest income	5,181	1,079	15,086	3,542
Interest expense	(6,455)	—	(19,882)	—
Other income (expense), net	(275)	63	(467)	(1,055)
Total other income (expense), net	(1,549)	1,142	(5,263)	2,487
Loss before benefit from income taxes	(38,066)	(25,710)	(143,191)	(103,659)
Benefit from income taxes	(4,816)	(732)	(12,107)	(1,518)
Net loss	$(33,250)	$(24,978)	$(131,084)	$(102,141)
Net loss per share, basic and diluted	$(0.31)	$(0.24)	$(1.24)	$(1.02)
Weighted-average shares used to compute net loss per share, basic and diluted	107,387	102,044	105,567	99,918
*Adjusted to reflect the adoption of ASC 606.

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	December 31, 2018	December 31, 2017
		*As adjusted
Assets
Current assets:
Cash and cash equivalents	$126,518	$109,370
Marketable securities	300,213	137,576
Accounts receivable, net of allowance for doubtful accounts of $2,571 and $1,252 as of December 31, 2018 and 2017, respectively	85,280	57,096
Deferred costs	24,712	15,771
Prepaid expenses and other current assets	35,873	24,165
Total current assets	572,596	343,978
Marketable securities, noncurrent	393,671	97,447
Property and equipment, net	75,654	59,157
Deferred costs, noncurrent	26,914	15,395
Goodwill and intangible assets, net	146,327	67,034
Other assets	22,717	8,359
Total assets	$1,237,879	$591,370

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,820	$5,307
Accrued liabilities	34,097	21,876
Accrued compensation and related benefits	46,603	29,017
Deferred revenue	245,243	173,147
Total current liabilities	342,763	229,347
Convertible senior notes, net	458,176	—
Deferred revenue, noncurrent	2,719	1,213
Other liabilities	17,300	6,626
Total liabilities	820,958	237,186
Stockholders’ equity:
Preferred stock, par value $0.01 per share	—	—
Common stock, par value $0.01 per share	1,080	1,031
Additional paid-in capital	950,693	753,568
Accumulated other comprehensive loss	(5,724)	(2,372)
Accumulated deficit	(529,128)	(398,043)
Total stockholders’ equity	416,921	354,184
Total liabilities and stockholders’ equity	$1,237,879	$591,370
*Adjusted to reflect the adoption of ASC 606.

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
		*As adjusted		*As adjusted
Cash flows from operating activities
Net loss	$(33,250)	$(24,978)	$(131,084)	$(102,141)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,327	7,668	36,520	31,931
Share-based compensation	32,902	22,128	119,483	84,553
Amortization of deferred costs	6,180	4,102	21,304	14,434
Amortization of debt discount and issuance costs	6,101	—	18,766	—
Income tax benefit related to convertible senior notes	(5,731)	—	(13,784)	—
Other	(16)	222	2,848	603
Changes in operating assets and liabilities:
Accounts receivable	(3,286)	(6,162)	(30,007)	(21,201)
Prepaid expenses and other current assets	(453)	4	(10,620)	(5,112)
Deferred costs	(14,182)	(7,167)	(40,898)	(22,762)
Other assets and liabilities	6,608	(442)	6,635	(5,765)
Accounts payable	(13,073)	(5,398)	7,534	1,839
Accrued liabilities	(3,229)	76	3,844	6,919
Accrued compensation and related benefits	12,539	5,896	15,026	7,399
Deferred revenue	22,501	21,357	73,053	51,531
Net cash provided by operating activities	22,938	17,306	78,620	42,228
Cash flows from investing activities
Purchases of property and equipment	(8,191)	(3,062)	(35,323)	(16,396)
Internal-use software development costs	(1,455)	(2,284)	(7,005)	(7,521)
Purchases of marketable securities	(108,800)	(42,030)	(700,226)	(177,309)
Proceeds from maturities of marketable securities	39,063	27,775	170,882	116,735
Proceeds from sales of marketable securities	30,584	2,946	71,359	31,090
Cash paid for acquisitions, net of cash acquired	—	—	(79,363)	(16,470)
Purchase of strategic investment	(10,000)	—	(10,000)	—
Net cash used in investing activities	(58,799)	(16,655)	(589,676)	(69,871)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $13,561	—	—	561,439	—
Purchase of capped call related to convertible senior notes	—	—	(63,940)	—
Proceeds from exercise of employee stock options	2,896	13,332	16,150	31,882
Proceeds from employee stock purchase plan	5,441	3,268	21,440	14,248
Taxes paid related to net share settlement of share-based awards	(1,447)	(574)	(5,213)	(2,989)
Other	(772)	—	(813)	—
Net cash provided by financing activities	6,118	16,026	529,063	43,141
Effect of exchange rate changes on cash, cash equivalents and restricted cash	36	40	(19)	328
Net increase (decrease) in cash, cash equivalents and restricted cash	(29,707)	16,717	17,988	15,826
Cash, cash equivalents and restricted cash at beginning of period	158,583	94,171	110,888	95,062
Cash, cash equivalents and restricted cash at end of period	$128,876	$110,888	$128,876	$110,888
*Adjusted to reflect the adoption of ASC 606 and ASU 2016-18.

Non-GAAP Results
(In thousands, except per share data)
The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
		*As adjusted		*As adjusted
Reconciliation of gross profit and gross margin
GAAP gross profit	$121,197	$86,958	$417,491	$302,743
Plus: Share-based compensation	4,335	2,372	14,835	9,040
Plus: Employer tax related to employee stock transactions	242	129	1,036	530
Plus: Amortization of purchased intangibles	1,647	612	3,789	3,209
Plus: Amortization of share-based compensation capitalized in internal-use software	403	417	1,487	1,774
Plus: Acquisition-related expenses	114	—	152	—
Non-GAAP gross profit	$127,938	$90,488	$438,790	$317,296
GAAP gross margin	70%	71%	70%	70%
Non-GAAP adjustments	4%	3%	3%	4%
Non-GAAP gross margin	74%	74%	73%	74%

Reconciliation of operating expenses
GAAP research and development	$45,142	$30,779	$160,260	$115,291
Less: Share-based compensation	(10,929)	(7,697)	(41,365)	(29,970)
Less: Employer tax related to employee stock transactions	(1,826)	(816)	(3,884)	(1,971)
Less: Acquisition-related expenses	(542)	(406)	(2,335)	(843)
Non-GAAP research and development	$31,845	$21,860	$112,676	$82,507
GAAP research and development as percentage of revenue	26%	25%	27%	27%
Non-GAAP research and development as percentage of revenue	18%	18%	19%	19%

GAAP sales and marketing	$82,890	$60,854	$291,668	$211,918
Less: Share-based compensation	(10,436)	(6,298)	(37,882)	(24,279)
Less: Employer tax related to employee stock transactions	(523)	(356)	(2,158)	(1,164)
Less: Amortization of purchased intangibles	(570)	(135)	(975)	(495)
Less: Acquisition-related expenses	(389)	(281)	(1,259)	(750)
Non-GAAP sales and marketing	$70,972	$53,784	$249,394	$185,230
GAAP sales and marketing as percentage of revenue	48%	50%	49%	49%
Non-GAAP sales and marketing as percentage of revenue	41%	44%	42%	43%

GAAP general and administrative	$29,682	$22,177	$103,491	$81,680
Less: Share-based compensation	(7,203)	(5,761)	(25,401)	(21,263)
Less: Employer tax related to employee stock transactions	(965)	(671)	(1,837)	(1,184)
Less: Acquisition-related expenses	(1,165)	(45)	(3,073)	(566)
Non-GAAP general and administrative	$20,349	$15,700	$73,180	$58,667
GAAP general and administrative as percentage of revenue	17%	18%	17%	19%
Non-GAAP general and administrative as percentage of revenue	12%	13%	12%	14%

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(36,517)	$(26,852)	$(137,928)	$(106,146)
Plus: Share-based compensation	32,903	22,128	119,483	84,552
Plus: Employer tax related to employee stock transactions	3,556	1,972	8,915	4,849
Plus: Amortization of purchased intangibles	2,217	747	4,764	3,704
Plus: Acquisition-related expenses	2,210	732	6,819	2,159
Plus: Amortization of share-based compensation capitalized in internal-use software	403	417	1,487	1,774
Non-GAAP operating income (loss)	$4,772	$(856)	$3,540	$(9,108)
GAAP operating margin	(21)%	(22)%	(23)%	(25)%
Non-GAAP adjustments	24%	21%	24%	23%
Non-GAAP operating margin	3%	(1)%	1%	(2)%

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
		*As adjusted		*As adjusted
Reconciliation of net income (loss)
GAAP net loss	$(33,250)	$(24,978)	$(131,084)	$(102,141)
Plus: Share-based compensation	32,903	22,128	119,483	84,552
Plus: Employer tax related to employee stock transactions	3,556	1,972	8,915	4,849
Plus: Amortization of purchased intangibles	2,217	747	4,764	3,704
Plus: Acquisition-related expenses	2,210	732	6,819	2,159
Plus: Amortization of share-based compensation capitalized in internal-use software	403	417	1,487	1,774
Plus: Amortization of debt discount and issuance costs	6,101	—	18,766	—
Less: Income tax effects and adjustments	(2,969)	(214)	(6,122)	—
Non-GAAP net income (loss)	$11,171	$804	$23,028	$(5,103)

Reconciliation of net income (loss) per share, basic
GAAP net loss per share, basic	$(0.31)	$(0.24)	$(1.24)	$(1.02)
Non-GAAP adjustments to net loss	0.41	0.25	1.46	0.97
Non-GAAP net income (loss) per share, basic	$0.10	$0.01	$0.22	$(0.05)

Reconciliation of net income (loss) per share, diluted
GAAP net loss per share, diluted	$(0.31)	$(0.24)	$(1.24)	$(1.02)
Non-GAAP adjustments to net loss	0.41	0.25	1.45	0.97
Non-GAAP net income (loss) per share, diluted	$0.10	$0.01	$0.21	$(0.05)

Weighted-average shares used in GAAP per share calculation, basic	107,387	102,044	105,567	99,918

Weighted-average shares used in non-GAAP per share calculation
Basic	107,387	102,044	105,567	99,918
Diluted	113,687	106,376	111,733	99,918

Computation of free cash flow
Net cash provided by operating activities	$22,938	$17,306	$78,620	$42,228
Less: purchases of property and equipment	(8,191)	(3,062)	(35,323)	(16,396)
Less: internal-use software development costs	(1,455)	(2,284)	(7,005)	(7,521)
Free cash flow	$13,292	$11,960	$36,292	$18,311

Net cash provided by operating activities margin	13%	14%	13%	10%
Non-GAAP adjustments	(5)%	(4)%	(7)%	(6)%
Free cash flow margin	8%	10%	6%	4%
*Adjusted to reflect the adoption of ASC 606 and ASU 2016-18.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Zendesk’s results, the following non-GAAP financial measures were disclosed: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, basic and diluted, free cash flow, and free cash flow margin.

Specifically, Zendesk excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Share-based Compensation and Amortization of Share-based Compensation Capitalized in Internal-use Software: Zendesk utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer Tax Related to Employee Stock Transactions: Zendesk views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond Zendesk’s control. As a result, employer taxes related to its employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of Purchased Intangibles: Zendesk views amortization of purchased intangible assets, including the amortization of the cost associated with an acquired entity’s developed technology, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-Related Expenses: Zendesk views acquisition-related expenses, such as transaction costs, integration costs, restructuring costs, and acquisition-related retention payments, including amortization of acquisition-related retention payments capitalized in internal-use software, as events that are not necessarily reflective of operational performance during a period. In particular, Zendesk believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Amortization of Debt Discount and Issuance Costs: In March 2018, Zendesk issued $575 million of convertible senior notes due in 2023, which bear interest at an annual fixed rate of 0.25%. The imputed interest rate of the convertible senior notes was approximately 5.26%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Income Tax Effects: We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of our other non-GAAP adjustments. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For the fiscal year ending December 31, 2018, we have determined the projected non-GAAP tax rate to be 21%. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Zendesk provides disclosures regarding its free cash flow, which is defined as net cash from operating activities, less purchases of property and equipment and internal-use software development costs. Free cash flow margin is calculated as free cash flow as a percentage of total revenue. Zendesk uses free cash flow, free cash flow margin, and other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Zendesk believes that information regarding free cash flow and free cash flow margin provides investors with an important perspective on the cash available to fund ongoing operations.

Zendesk has not reconciled free cash flow guidance to net cash from operating activities for the year ending December 31, 2019 because Zendesk does not provide guidance on the reconciling items between net cash from operating activities and free cash flow, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on Zendesk’s free cash flow and, accordingly, a reconciliation of net cash from operating activities to free cash flow for the year ending December 31, 2019 is not available without unreasonable effort.

Zendesk does not provide a reconciliation of its non-GAAP operating margin guidance to GAAP operating margin for future periods beyond the current fiscal year because Zendesk does not provide guidance on the reconciling items between GAAP operating margin and non-GAAP operating margin for such periods, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on Zendesk’s non-GAAP operating margin and, accordingly, a reconciliation of GAAP operating margin to non-GAAP operating margin guidance for such periods is not available without unreasonable effort.

Zendesk’s disclosures regarding its expectations for its non-GAAP gross margin include adjustments to its expectations for its GAAP gross margin that exclude share-based compensation and related expenses in Zendesk’s cost of revenue, amortization of purchased intangibles primarily related to developed technology, and acquisition-related expenses. The share-based compensation and related expenses excluded due to such adjustments are primarily comprised of the share-based compensation and related expenses for employees associated with Zendesk’s infrastructure and customer experience organization.

Zendesk does not provide a reconciliation of its non-GAAP gross margin guidance to GAAP gross margin for future periods because Zendesk does not provide guidance on the reconciling items between GAAP gross margin and non-GAAP gross margin, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on Zendesk’s non-GAAP gross margin and, accordingly, a reconciliation of GAAP gross margin to non-GAAP gross margin guidance for the period is not available without unreasonable effort.

Zendesk uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Zendesk’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Zendesk presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Zendesk’s operating results. Zendesk believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows investors and others to better understand and evaluate Zendesk’s operating results and future prospects in the same manner as management.

Zendesk’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include items such as share-based compensation and related expenses, amortization of debt discount and issuance costs, amortization of purchased intangibles, and acquisition-related expenses, and the non-GAAP measures that exclude such information in order to assess the performance of Zendesk’s business and for planning and forecasting in subsequent periods. When Zendesk uses such a non-GAAP financial measure with respect to historical periods, it provides a reconciliation of the non-GAAP financial measure to the most closely comparable GAAP financial measure. When Zendesk uses such a non-GAAP financial measure in a forward-looking manner for future periods, and a reconciliation is not determinable without unreasonable effort, Zendesk provides the reconciling information that is determinable without unreasonable effort and identifies the information that would need to be added or subtracted from the non-GAAP measure to arrive at the most directly comparable GAAP measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.

About Operating Metrics

Zendesk reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of paid customer accounts on Zendesk Support, Zendesk Chat, and its other products, dollar-based net expansion rate, monthly recurring revenue represented by its churned customers, and the percentage of its monthly recurring revenue from Support originating from customers with 100 or more agents on Support.

Zendesk defines the number of paid customer accounts at the end of any particular period as the sum of (i) the number of accounts on Support, exclusive of its legacy Starter plan, free trials, or other free services, (ii) the number of accounts using Chat, exclusive of free trials or other free services, and (iii) the number of accounts on all of its other products, exclusive of free trials and other free services, each as of the end of the period and as identified by a unique account identifier. In the quarter ended June 30, 2018, Zendesk began to offer an omnichannel subscription which provides access to multiple products through a single paid customer account, Zendesk Suite. All of the Suite paid customer accounts are included in the number of accounts on all of Zendesk’s other products and are not included in the number of paid customer accounts using Support or Chat. Existing customers may also expand their utilization of Zendesk’s products by adding new accounts and a single consolidated organization or customer may have multiple accounts across each of Zendesk’s products to service separate subsidiaries, divisions, or work processes. Other than usage of Zendesk’s products through its omnichannel subscription offering, each of these accounts is also treated as a separate paid customer account. Zendesk does not currently include accounts on its sales force automation product, Sell, in its determination of the number of paid customer accounts.

Zendesk’s dollar-based net expansion rate provides a measurement of its ability to increase revenue across its existing customer base through expansion of authorized agents associated with a paid customer account, upgrades in subscription plans, and the purchase of additional products as offset by churn, contraction in authorized agents associated with a paid customer account, and downgrades in subscription plans. Zendesk’s dollar-based net expansion rate is based upon monthly recurring revenue for a set of paid customer accounts on its products. Monthly recurring revenue for a paid customer account is a legal and contractual determination made by assessing the contractual terms of each paid customer account, as of the date of determination, as to the revenue Zendesk expects to generate in the next monthly period for that paid customer account, assuming no changes to the subscription and without taking into account any platform usage above the subscription base, if any, that may be applicable to such subscription. Monthly recurring revenue is not determined by reference to historical revenue, deferred revenue, or any other GAAP financial measure over any period. It is forward-looking and contractually derived as of the date of determination.

Zendesk calculates its dollar-based net expansion rate by dividing the retained revenue net of contraction and churn by Zendesk’s base revenue. Zendesk defines its base revenue as the aggregate monthly recurring revenue across its products for customers with paid customer accounts as of the date one year prior to the date of calculation. Zendesk defines the retained revenue net of contraction and churn as the aggregate monthly recurring revenue across its products for the same customer base included in the measure of base revenue at the end of the annual period being measured. The dollar-based net expansion rate is also adjusted to eliminate the effect of certain activities that Zendesk identifies involving the consolidation of customer accounts or the split of a single paid customer account into multiple paid customer accounts. In addition, the dollar-based net expansion rate is adjusted to include paid customer accounts in the customer base used to determine retained revenue net of contraction and churn that share common corporate information with customers in the customer base that are used to determine the base revenue. Giving effect to this consolidation results in Zendesk’s dollar-based net expansion rate being calculated across approximately 100,400 customers, as compared to the approximately 136,600 total paid customer accounts as of December 31, 2018.

To the extent that Zendesk can determine that the underlying customers do not share common corporate information, Zendesk does not aggregate paid customer accounts associated with reseller and other similar channel arrangements for the purposes of determining its dollar-based net expansion rate. While not material, Zendesk believes the failure to account for these activities would otherwise skew the dollar-based net expansion metrics associated with customers that maintain multiple paid customer accounts across its products and paid customer accounts associated with reseller and other similar channel arrangements.

Zendesk does not currently incorporate operating metrics associated with its legacy analytics product, its legacy Outbound product, Sell, its legacy Starter plan, free trials, or other free services into its measurement of dollar-based net expansion rate.

For a more detailed description of how Zendesk calculates its dollar-based net expansion rate, please refer to Zendesk’s periodic reports filed with the Securities and Exchange Commission.

Zendesk’s percentage of monthly recurring revenue from Support that is generated by customers with 100 or more agents on Support is determined by dividing the monthly recurring revenue from Support for paid customer accounts with 100 or more agents on Support as of the measurement date by the monthly recurring revenue from Support for all paid customer accounts on Support as of the measurement date. Zendesk determines the customers with 100 or more agents on Support as of the measurement date based on the number of activated agents on Support at the measurement date and includes adjustments to aggregate paid customer accounts that share common corporate information. For the purpose of determining this metric, Zendesk builds an estimation of the proportion of monthly recurring revenue from Suite attributable to Support and includes such portion in the monthly recurring revenue from Support.

Zendesk does not currently incorporate operating metrics associated with products other than Support into its measurement of the percentage of monthly recurring revenue from Support that is generated by customers with 100 or more agents on Support.

Zendesk determines the annualized value of a contract by annualizing the monthly recurring revenue for such contract.

Source: Zendesk, Inc.

Contact:
Zendesk, Inc.
Investor Contact:
Marc Cabi, +1 415-852-3877

ir@zendesk.com

or

Media Contact:
Tian Lee, +1 415-231-0847
press@zendesk.com